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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 to be filed on November 27, 1996, and related prospectus of State Street Boston Corporation for the registration of 923,072 shares of its common stock and to the incorporation by reference therein of our report dated January 10, 1996, with respect to the consolidated financial statements of State Street Boston Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Boston, Massachusetts
November 26, 1996